   As filed with the Securities and Exchange Commission on February 19, 1997
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                            ILLINOIS TOOL WORKS INC.
             (Exact name of Registrant as specified in its charter)

                   Delaware                                      36-1258310
           (State of incorporation)                 (I.R.S. Employer Identification No.)

                             3600 West Lake Avenue
                         Glenview, Illinois 60025-5811
                    (Address of principal executive offices)

                            ILLINOIS TOOL WORKS INC.
                           1996 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                            Stewart S. Hudnut, Esq.
               Senior Vice President, General Counsel & Secretary
                            Illinois Tool Works Inc.
                             3600 West Lake Avenue
                         Glenview, Illinois 60025-5811
                                 (847) 724-7500
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

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
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                                                           PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                         AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING       AMOUNT OF
TITLES OF SECURITIES TO BE REGISTERED     REGISTERED             SHARE               PRICE         REGISTRATION FEE
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
Common Stock
(no par value)....................... 5,466,584 shares(1)    $83.3125 (2)       $455,434,799.50 (2)   $138,010.54
===================================================================================================================

(1) Under the Plan, 4,533,416 shares that were previously registered remain available for issuance as of the date hereof.

(2) Computed pursuant to Rule 457(c) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock for February 11, 1997, as reported by The Wall Street Journal under New York Stock Exchange Composite Transactions.
===============================================================================

                    REGISTRATION STATEMENTS NO. 33-48060,
                   NO. 2-67362, NO. 2-43791 AND NO. 33-8510
                    ARE INCORPORATED HEREIN BY REFERENCE

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Illinois Tool Works Inc. (the "Registrant") incorporates herein by reference the following documents, as filed with the Securities and Exchange Commission (the "Commission"):

     (i) the Registrant's Annual Report on Form 10-K/A for the year ended December 31, 1995, the Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, and the Registrant's Current Reports on Form 8-K dated February 21, 1996, Form 8-K/A dated March 25, 1996 (Amend. No. 1), and Form 8-K/A dated April 30, 1996 (Amend. No. 2);

     (ii) the Registrant's definitive proxy statement filed pursuant to Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act") in connection with the 1996 annual meeting of its stockholders; and

     (iii) the description of the Registrant's Common Stock, shares of which are being offered hereunder, contained in the Registrant's Registration Statement on Form S-4 dated June 6, 1995.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     The Registrant's Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Stewart S. Hudnut, Senior Vice President, General Counsel & Secretary of the Registrant, who is delivering the opinion attached hereto as Exhibit 5, owns 1,500 shares of the Registrant's Common Stock and holds options to acquire an additional 35,000 shares of Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that the Registrant may, and in some circumstances must, indemnify the directors and officers of the Registrant against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions therein set forth. Substantially similar provisions that require such indemnification are contained in Article V of the Registrant's By-Laws. Article Thirteenth of the Registrant's Restated Certificate of Incorporation, as amended, also contains provisions limiting the liability of the Registrant's directors in certain instances. In addition, the Registrant has purchased insurance as permitted by Delaware law on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

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
EXHIBIT
NUMBER                  DESCRIPTION
-------                 -----------
  4.1      Illinois Tool Works Inc. 1996 Stock Incentive Plan.

  4.2      Restated Certificate of Incorporation of Illinois Tool Works
           Inc., filed as Exhibit 4(a) to the Registrant's Registration
           Statement on Form S-8 (Registration Statement No. 33-53517) filed with the Commission on May 6, 1994, and incorporated herein by reference.

  4.3      By-Laws of Illinois Tool Works Inc., as amended, filed as
           Exhibit 4.3 to the Registrant's Registration Statement on
           Form S-8 (Registration Statement No. 333-17473) filed with the Commission on December 9, 1996, and incorporated herein by reference.

  5        Opinion of Stewart S. Hudnut, Senior Vice President, General
           Counsel & Secretary regarding the validity of the shares of Common Stock being registered.

 23.1      Consent of Arthur Andersen LLP.

 23.2      Consent of Stewart S. Hudnut (included in Exhibit 5).

 24 Powers of Attorney of directors and certain officers of the Registrant are included on the signature page.

ITEM 9. UNDERTAKINGS.

     (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenview, State of Illinois, on February 14, 1997.

                                          ILLINOIS TOOL WORKS INC.

                                          By:      /s/ STEWART S. HUDNUT
                                            ------------------------------------
                                                     Stewart S. Hudnut,
                                                   Senior Vice President,
                                                General Counsel & Secretary

                               POWER OF ATTORNEY

     Each of the undersigned officers and directors of the Registrant hereby constitutes and appoints W. James Farrell, Michael W. Gregg, John Karpan and
Stewart S. Hudnut and each of them, his true and lawful attorneys with full power to them and to each of them singly, to sign, in any and all capacities, any and all amendments to this Registration Statement, including post-effective amendments, to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission under the Securities Act.

     Pursuant to the requirements of the Securities Act, this Registration
Statement has been signed by the following persons in the capacities indicated on February 14, 1997.

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
                      SIGNATURE                                              CAPACITY
                      ---------                                              --------

                /s/ W. JAMES FARRELL                   Chairman and Chief Executive Officer and Director
-----------------------------------------------------  (Principal Executive Officer)
                  W. James Farrell

                /s/ MICHAEL W. GREGG                   Senior Vice President and Controller
-----------------------------------------------------  (Principal Financial and Accounting Officer)
                  Michael W. Gregg

              /s/ JULIUS W. BECTON, JR.                Director
-----------------------------------------------------
                Julius W. Becton, Jr.

                /s/ MICHAEL J. BIRCK                   Director
-----------------------------------------------------
                  Michael J. Birck

              /s/ MARVIN D. BRAILSFORD                 Director
-----------------------------------------------------
                Marvin D. Brailsford

                   /s/ SUSAN CROWN                     Director
-----------------------------------------------------
                     Susan Crown

               /s/ H. RICHARD CROWTHER                 Director
-----------------------------------------------------
                 H. Richard Crowther

                /s/ L. RICHARD FLURY                   Director
-----------------------------------------------------
                  L. Richard Flury

                      SIGNATURE                        CAPACITY
                      ---------                        --------

                /s/ RICHARD M. JONES                   Director
-----------------------------------------------------
                  Richard M. Jones

                /s/ GEORGE D. KENNEDY                  Director
-----------------------------------------------------
                  George D. Kennedy

                 /s/ RICHARD H. LEET                   Director
-----------------------------------------------------
                   Richard H. Leet

               /s/ ROBERT C. MCCORMACK                 Director
-----------------------------------------------------
                 Robert C. McCormack

                /s/ PHILLIP B. ROONEY                  Director
-----------------------------------------------------
                  Phillip B. Rooney

                 /s/ HAROLD B. SMITH                   Director
-----------------------------------------------------
                   Harold B. Smith

                 /s/ ORMAND J. WADE                    Director
-----------------------------------------------------
                   Ormand J. Wade